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                                                                   EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT


     This is an Employment Agreement dated as of April 7, 1995, between Roadrunner Video Enterprises, Inc., a Kentucky corporation (the "Company"), 819 South Floyd Street, Louisville, Kentucky 40203 and Wayne J. Jung (the "Employee"), 4126 Browns Lane, Louisville, Kentucky 40220.

Recital

     The company desires to employ the Employee and the Employee desires top accept such employment, each upon the terms and conditions of this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties to this Agreement, the parties agree as follows:


     1. Employment. The Company hereby employs the Employee, and the Employee hereby accepts such employment, upon the terms and conditions of this Agreement.

     2. Term. Subject to earlier termination as provided in paragraph 12 below, the Employee's employment shall begin as of April 17, 1995 and shall continue for a period of 24 months (the "Term"). Upon the expiration of the Term, the Employee's employment shall continue from month-to-month upon the same terms and conditions as in force as of expiration of the Term until the earlier of (i) the execution of a substitute employment agreement, (ii) termination of the employment relationship in accordance with the provisions of paragraph 12 below, or (iii) the date 30 days after delivery of written notice of the termination of the employment relationship.

     3. Duties. The Employee shall be the Company's Chief Operating Officer and President. In such office, the Employee shall report directly to the Chief Executive Officer and perform the duties customary for such position, including without limitation, coordination and administration of all day-to-day business activities, all advertising and promotional responsibilities, training and development of all Company employees, assistance in the purchase of video products, and such other duties as the Company's Board of Directors may from time to time assign to him. The Employee agrees, at the discretion of the Company's shareholders, to serve on the Board of Directors without any additional compensation.

     4. Compensation. The Employee shall receive as his sole compensation for services under this Agreement a salary of (i) $134,998.96 for the first 12 months of the Term, payable in 52 equal weekly installments, and (ii) $144,998.96 for the second 12 months of the Term, payable in 52 equal weekly installments. The Employee may also receive a bonus from time to time in the sole discretion of the Company's Board of Directors.

     5. Extent of Services. The Employee shall devote all of his non-personal time, attention and energies to the business of the Company and shall serve the Company faithfully

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and to the best of his ability.  The Employee shall not, without the prior written consent of the Board of Directors, devote any of his time, attention and energies to any business activities other than those of the Company (except private business activities not in competition with the Company and which do not materially detract from the Employee's services to the Company), whether or not such business activity is in pursuit of pecuniary or non-pecuniary advantage.

     6. Expenses. The Employee shall be reimbursed by the Company for all reasonable out-of-pocket expenses incurred by the Employee which are necessary to conduct the Company's business activities, including expenses incurred during the use of the cellular telephone provided by the Company, upon presentation by the Employee to the Company of a written itemized account of such expenditures and such other reasonable documentation as the company may require.

     7. Fringe Benefits.

        (a) The Employee shall be entitled to participate, in accordance with his position within the Company, in an employee pension plan, group life insurance plan, hospitalization plan, medical service plan, health benefit plan or other employee benefit plan applicable to employees or officers of the Company generally and which may be in effect from time to time during the Term.

        (b) During the Term, the Company shall provide the Employee, at the Company's expense, with an automobile comparable to automobiles provided to other executive officers of the Company, for use in connection with the Employee's performance of his duties under this Agreement. The Company shall also provide insurance on the automobile at the Company's expense. The Employee shall be reimbursed by the Company for complete fuel, cleaning and maintenance expenses incurred during the use of the automobile.

        (c) During the Term, the Company shall provide the Employee, at the Company's expense, with a cellular telephone to be used by the Employee while performing his services under this Agreement.

        (d) During the Term, the Company shall provide the Employee, at the Company's expense, a complete family membership at the Country Club of his choice.

        (e) Upon the completion of a successful public offering, the Employee shall be entitled to stock option incentives in accordance with his position within the Company.

     8. Time Away from Duties. The Employee shall be entitled to three paid weeks away from work for each 12 months of employment under this Agreement. Each such vacation shall be at mutual convenience of the Company and the Employee. The Employee shall also be entitled to all paid holidays and sick days given by the Company to its management personnel.

     9. Confidential Information.

        (a) The Employee acknowledges that as a consequence of his employment by

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the Company, trade secrets and information of a proprietary or confidential nature relating to the business of the Company and its clients have been and will be disclosed to and developed by him, including, without limitation, information about trade secrets, inventions, products, services, patents, licenses, costs, special tooling, plans for future development, market analysis, product uses, projects and plans, customers developed by the Employee while employed by the Company, information regarding the Company's financial status, customers, profits, profit margins, project costs, quality assurance study results, pricing information, materials and labor costs, and any other information that may not be known generally or publicly outside of the Company (collectively referred to as "Confidential Information").

        (b) The Employee acknowledges that such Confidential Information is generally not known in the trade, and is of considerable importance to the Company with respect to such information shall be fiduciary in nature. It is expressly agreed between the Company and the Employee that he will hold in confidence and not disclose and not make use of, during the Term of this Agreements, plus ten years after the termination for any reason of his employment with the Company, any such Confidential Information, except as required in the course of his employment by the Company, or as authorized in writing by the Board of Directors of the Company.

        (c) Confidential Information shall not include information which was in the public domain or generally available to the public prior to the receipt thereof by the Employee, or which, other than as a result of an act or omission of the Employee, subsequently becomes part of the public domain or generally available to the public. The Employee further acknowledges, understands and agrees that the Company has incurred substantial costs and expense and has expended substantial time in order to develop and compile its Confidential Information.

        (d) Upon termination of his employment, the Employee shall return to the Company any items which contain or constitute Confidential Information; all such items are and shall remain the property of the Company.

     10. Technological Developments. The Employee agrees that any invention, formula, method, pattern, device, apparatus, product, product enhancement or application, material design, drawing or service relating to the business of the Company, developed by the Employee while the Employee is in the employ of the Company or during the Term of this Agreement (collectively referred to as "Technological Developments", either alone or with others, or by those working, directly or indirectly, under the guidance or direction of the Employee shall take all actions necessary or appropriate to procure title in the name of the Company, or transfer title to the Company, or transfer title to the Company, for any such Technological Development.

     11. Restrictive Covenant. The Employee shall not, at any time prior to termination of the Employee's employment or for a period of five years after the termination of the Employee's employment, whether voluntary or involuntary, directly or indirectly, individually, in a partnership or joint venture, or through a corporation as proprietor, employee, stockholder or consultant, or through any other business entity or by any other means:

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        (a) engage in any business activities which compete with the Company within a 30 mile radius of any business location of the Company in operation while the Employee was employed by the Company, or

        (b) enter into agreement with or solicit the employment of any present or former employees of the Company for the purpose of causing them to (i) leave the employ of the Company, (ii) reveal or utilize Confidential Information in such a manner so as to constitute a violation of Paragraph 9 above, (iii) reveal or utilize Technological Developments in such a manner so as to constitute a violation of paragraph 10 above, or (iv) compete with the Company in such a manner so as to constitute a violation of paragraph 1 1 (a) above.

    12. Termination.

        (a) The Employee's employment by the Company shall terminate upon the occurrence of the earliest of the following events: (i) upon the expiration of the Term and any extension thereof as provided in paragraph 2 above; (ii) whenever the Company and the Employee shall mutually agree in writing to terminate this Agreement; (iii) upon the material breach by the Employee of any of his obligations under this Agreement; (iv) at the Company's sole option, for Cause; (v) upon the death of the Employee; (vi) at either party's option, upon 30 days written notice, without Cause; or (vii) at the Company's sole option, upon the "disability" of the Employee.

        (b) "Cause" shall include drunkenness, committing any acts of ethical behavior, embezzlement, theft, dishonesty, any other similar intentional wrong, or any act of willful misconduct during the performance of his duties. "Cause" shall also include the failure of the Employee for any reason, within 10 days after the receipt by the Employee of written notice thereof from the Company, to correct, cease to otherwise alter any insubordination, failure to comply with instructions or other act or omission to act which the Company believes does or may materially or adversely affect its business or operations.

        (c) "Disability" shall be determined by the Company and shall mean the Employee's inability for an indefinite duration (which shall include any period in excess of 90 days in the aggregate) by reason of his physical or mental illness or other cause, to adequately perform his duties under this Agreement and as required by the Company's Board of Directors.

        (d) Except as provided in paragraph 12(e) below, upon any termination of employment described in paragraph 12(a) above, the Employee shall be entitled to receive only the salary payable as of the end of the next pay period in which the event of termination occurs or becomes effective, and he shall not be entitled to any additional compensation or benefits.

        (e) Upon receipt of written notice of the termination of the Employee's employment by the Company without Cause, the Employee shall, if requested by the Company, continue to render his services under this Agreement until the expiration of the 30 day notice period, during which he shall continue to be compensated at his customary salary. If his termination is without Cause, then the Employee shall be entitled to receive on the date of termination as a severance allowance 12 months salary at the effective salary rate at the time of

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termination.

    13. Miscellaneous.

        (a) Because this is a contract for the personal services of the Employee, any attempted assignment by the Employee of his rights and obligations under this Agreement shall be null and void and shall, at the sole option of the Company, terminate the Company's obligations under this Agreement.

        (b) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

        (c) Any notices required or permitted to be given under this Agreement shall be deemed sufficiently given for all purposes if mailed by certified mail, postage prepaid and return receipt requested, addressed to the intended recipient at the addresses set forth in the preamble above or to such other address as the intended recipient shall specify by written notice to the other party to this Agreement.

        (d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and other understandings with respect to the subject matter hereof No change, modification, addition or amendment of this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

        (e) If any provision of this Agreement is declared void or unenforceable by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect.

        (f) If any one or more of the provisions of this Agreement shall for any reason be held to be excessively broad as to time, duration, geographical scope, activity, or subject, each such provision shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with applicable law then in force.

         (g) No waiver by either party hereto at any time of a breach by the other party of any provision of this Agreement to be performed by such other party shall be deemed a waiver of any similar or dissimilar provisions hereof at the same or any prior or subsequent time.

         (h) The heading and captions of this Agreement have been included solely for convenience of reference and shall in no way define, limit or describe any of the provisions of this Agreement.

         (i) In the event of sale, merger, or other change of ownership of the Company this Agreement will remain in effect and is binding upon new ownership.

         (j) In the event of a breach by the Employee of his covenants in this Agreement, it is agreed that the Company may suffer immediate irreparable harm and that damage to the Company will be difficult to ascertain and quantify. The Company may therefore petition a court of law or equity for, and be granted, injunctive relief, in addition to any other


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relief which the Company may have under applicable law, including reasonable attorney's fees. In the event of a breach by the Company of its covenants in this Agreement, it is agreed that the Employee may petition a court of law or equity for, and be granted, any relief which the Employee may have under applicable law, including reasonable attorney's fees.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above, but actually on the dates set forth below.



                              ROADRUNNER VIDEO ENTERPRISES, INC.


                              /s/  Terry W. Schneider
                              --------------------------------------------
                              Terry W. Schneider - Chief Executive Officer



                              Date:  April 14, 1995
                                   ---------------------------------------


                              /s/  Wayne J. Jung
                              --------------------------------------------
                              Wayne J. Jung



                              Date:  April 14, 1995
                                   ---------------------------------------